Exhibit 10.9

FIFTH AMENDMENT TO LEASE AGREEMENT

This Fifth Amendment to Lease Agreement (this “Amendment”) is executed as of January 3, 2019 (the “Effective Date”), between AR INDUSTRIAL NO. 1, LTD., a Texas limited partnership (“Landlord”), and ORTHOFIX INC., a Delaware corporation (formerly a Minnesota corporation) (“Tenant”), for the purpose of amending the Lease (as defined below) between Landlord and Tenant. That certain Lease Agreement between Landlord and Tenant dated February 10, 2009 (the “Original Lease”), as amended by that First Amendment to Lease Agreement dated April 13, 2009, by that Second Amendment to Lease Agreement dated May 12, 2010, by that Third Amendment to Lease Agreement dated December 21, 2017 (the "Third Amendment"), and by that Fourth Amendment to Lease Agreement dated March 13, 2018, is referred to herein as the “Lease”. Capitalized terms used herein but not defined herein shall be given the meanings assigned to them in the Original Lease.

RECITALS:

Pursuant to the terms of the Lease, Tenant is currently leasing approximately 144,624 square feet in the Building located at 3451 Plano Parkway, Lewisville, Texas 75056. Tenant has requested one additional five-year renewal option, and Landlord has agreed to such request on the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

Section 1.
Renewal Option. The first sentence of Exhibit G to the Original Lease is hereby deleted in its entirety and replaced with the following:

“Provided no Event of Default exists and Tenant is occupying not less than 75% of the Premises at the time of such election, Tenant may renew this Lease for (a) one additional period of five years with three further options to renew this Lease for additional periods of five years each, (b) one additional period of ten years with two further options to renew this Lease for additional periods of five years each, or (c) one additional period of 15 years with the option to renew this Lease for one additional period of five years, by delivering (in any case) written notice of the exercise of any such renewal option to Landlord not earlier than 12 months nor later than nine months before the then-scheduled expiration of the Term, it being agreed that Tenant’s initial election notice shall indicate whether Tenant elects to proceed under subsection (a), (b), or (c) of this sentence.”

It is the intention of the parties that the renewal option (as amended by this Section) provides Tenant with up to 20 years of extended Term, commencing September 1, 2030, with the Basic Rent for each such extension to be set at the Prevailing Rental Rate (as defined in Exhibit G to the Original Lease). Section 7 of the Third Amendment is hereby deleted in its entirety.

Section 2.
Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than CBRE, whose commission will be payable by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for

FIFTH AMENDMENT TO LEASE AGREEMENTPage 1

Exhibit 10.9

commissions or other compensation claimed by any other broker or agent claiming the same by, through or under the indemnifying party.
Section 3.
Ratification. Landlord and Tenant each hereby ratifies and confirms its respective obligations under the Lease, and represents and warrants to the other party that it has no defenses thereto. Landlord confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) to the best of Landlord’s actual knowledge, Landlord has no claims, counterclaims, set-offs or currently-exercisable defenses against Tenant arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (x) the Lease is and remains in good standing and in full force and effect, (y) to the best of Tenant’s actual knowledge, Tenant has no claims, counterclaims, set-offs or currently-exercisable defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (z) except as expressly provided for in this Amendment, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.
Section 4.
Binding Effect; Governing Law. As modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment shall be governed by the law of the State in which the Premises are located.
Section 5.
Counterparts. This Amendment may be executed in multiple counterparts (and may be executed by exchange of executed electronic PDF files), each of which shall constitute an original, but all of which shall constitute one document.

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Executed as of the date first written above.

LANDLORD: AR INDUSTRIAL NO. 1, LTD.,

a Texas limited partnership

By: 29BCO, Inc.,

a Texas corporation, its general partner

By: /s/ George Billingsly

Name: George Billingsly

Title: Authorized Representative

TENANT: ORTHOFIX INC., a Delaware corporation (formerly a Minnesota corporation)

By: /s/ Douglas Rice

Name: Douglas Rice

Title: Chief Financial Officer and Treasurer

FIFTH AMENDMENT TO LEASE AGREEMENTSignature Page